UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): June 11, 2019

 Commission File Number 0-17071
FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 state value per share	FRME	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 REGULATION FD DISCLOSURE

On June 13, 2019, First Merchants Corporation (the “Company”) issued a press release announcing that a settlement had been reached with the United States Department of Justice (the “DOJ”) and that the Company was moving forward with steps to consummate its merger with MBT Financial Corp. (“MBT”), as further described below in Item 8.01. A copy of the press release is attached as Exhibit 99.1 to this Report.

Also on June 13, 2019, First Merchants Bank (the “Bank”), the wholly-owned banking subsidiary of the Company, and the Fair Housing Center of Central Indiana jointly announced a community partnership designed to increase mortgage lending to certain residents of Marion County, Indiana, as further described below in Item 8.01. A copy of the joint press release is attached as Exhibit 99.2 to this Report.

The preceding information and the information furnished in Exhibit 99.1 and Exhibit 99.2 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01 OTHER EVENTS

On June 11, 2019, the Company filed an application with the Federal Reserve Bank of Chicago seeking its approval of the Company’s pending merger with MBT under the Bank Holding Company Act (the “Act”). The application was filed in contemplation of the impending settlement between the Bank and the DOJ relating to alleged violations (the “Allegations”) of the Equal Credit Opportunity Act (the “ECOA”) and the Fair Housing Act (the “FHA”).

The Company and MBT had announced, in October 2018, their plans for MBT to be merged with and into the Company, with the Company continuing as the surviving bank holding company (the “Holding Company Merger”). Immediately following the Holding Company Merger, it is contemplated that MBT’s wholly-owned subsidiary, Monroe Bank & Trust, will be merged with and into the Bank (the “Bank Merger”), with the Bank continuing as the surviving bank.

The Bank Merger was approved by the Federal Deposit Insurance Corporation (“FDIC”) on January 3, 2019, subject to certain customary conditions, and was approved by the Indiana Department of Financial Institutions (the “Indiana DFI”) on February 18, 2019. The FDIC and the Indiana DFI were each aware of the DOJ investigation at the time they approved the Bank Merger. In addition, at a special meeting held in February 2019, the shareholders of MBT approved the merger agreement between MBT and the Company, including the mergers.

The Company had previously requested a waiver from the Federal Reserve Board of Governors of the application requirements under the Act. However, at the direction of the Federal Reserve Board, the Company has filed the June 11 application seeking Federal Reserve approval. The Company has withdrawn its waiver request in order to accommodate the filing of the application. As a result, consummation of the mergers are subject only to Federal Reserve approval and satisfaction of customary closing conditions contained in the merger agreement. The Company now expects the mergers to close during the third quarter of 2019.

DOJ Settlement

The Bank first physically entered the Indianapolis-Marion County market in February 2016 through its newly-constructed branch in the Broad Ripple neighborhood. In mid-2017, the Bank completed a system-wide fair lending assessment for the calendar year 2016, the first assessment that included Indianapolis-Marion County. Based on the analysis, the Bank concluded that it needed to enhance its mortgage lending strategy in majority-minority neighborhoods and began implementing steps to make those improvements.

In the meantime, in June 2017, the DOJ notified the Bank that an investigation of its fair lending practices had been opened. The investigation ultimately focused on the Indianapolis-Marion County market during the period between January 1, 2011 and December 31, 2016. The Allegations arose from that investigation.

There was no actual finding or adjudication with respect to any matter alleged by the DOJ, and the Bank has not admitted any of the Allegations or to any liability. Rather, the settlement provides an opportunity for the Bank to instead devote additional resources to continue serving the communities in which it operates, including helping meet the credit needs of all borrowers in those communities. The Bank prohibits any act or practice that discriminates in any aspect of a residential real estate-related transaction in violation of the FHA or in any aspect of a credit transaction in violation of the ECOA. Nothing in the Settlement Agreement prohibits the Company from making future acquisitions or opening branches.

Pursuant to the Settlement Agreement, the Bank will invest $1.12 million over four years in a special loan subsidy fund that will offer residents in Indianapolis-Marion County majority-black census tracts access to home mortgage loans and home improvements loans. Subsidies may be used for down payment assistance, closing cost assistance, mortgage insurance premiums, and any other appropriate assistance measures approved by the DOJ. The maximum loan subsidy is $7,500 per loan. Up to twenty-five percent (25%) of the aggregate amount can be used for refinancings of existing loans.

The Bank will also open a full-service banking center in an Indianapolis-Marion County majority-black census tract and a new Loan Production Office (with an ATM) in Indianapolis-Marion County. The locations will be staffed with at least one full-time residential loan officer who is fully trained in all aspects of home mortgage and home equity lending, and whose marketing and community outreach work is consistent with standards laid out in the agreement.

Additionally, the Bank will dedicate at least $125,000 per year for four years to marketing, community outreach, education and credit repair initiatives in Indianapolis-Marion County majority-black census tracts.

Community Partnership

On June 13, 2019, the Bank and the Fair Housing Center of Central Indiana (“FHCCI”) separately announced several other new initiatives designed to increase mortgage lending to residents in Marion County’s majority-black neighborhoods. The Bank’s partnership with FHCCI is intended to accelerate the offering of impactful financial products to the County’s diverse population through the implementation of various lending, educational and relationship initiatives over the next three (3) years.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

Exhibit 99.1    Press Release, dated June 13, 2019 issued by First Merchants Corporation

Exhibit 99.2    Joint Press Release of First Merchants Bank and the Fair Housing Center of Central Indiana, dated June 13, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Merchants Corporation
(Registrant)

By: /s/ Mark K. Hardwick
Mark K. Hardwick
Executive Vice President,
Chief Financial Officer and Chief Operating Officer

Dated: June 13, 2019